EXHIBIT 99.1

 News Release             News Release             News Release            News

[LOGO OF AMERICAN EXPRESS COMPANY]

  Contacts:                    Robert Glick              Michael J. O'Neill
                               212-640-1041              212-640-5951
                               robert.a.glick@aexp.com   mike.o'neill@aexp.com
FOR IMMEDIATE RELEASE


------------------------------------------------------------------------------------------------------------------------------------
                               AMERICAN EXPRESS
                EARNINGS FROM CONTINUING OPERATIONS RISE 12% AS
          CARDMEMBER SPENDING REACHES RECORD LEVEL IN FOURTH QUARTER

                (Dollars in millions, except per share amounts)
                                                      Quarters Ended        Percentage             Years Ended          Percentage
                                                       December 31,         Inc/(Dec)             December 31,           Inc/(Dec)
                                                       ------------         ---------             ------------           ---------
                                                     2005          2004                       2005            2004
                                                     ----          ----                       ----            ----
   Revenues                                       $ 6,437        $ 5,903        9.1%      $  24,267       $  21,964         10.5%
   Income From Continuing Operations Before
       Accounting Change                          $   751        $   669       12.2%      $   3,221       $   2,686         19.9%
   Income/(Loss) From Discontinued Operations     $   (6)        $  227         #         $     513       $     830        (38.2%)
   Net Income                                     $   745        $   896      (16.9%)     $   3,734       $   3,445*         8.4%


   Earnings Per Common Share - Basic:
      Income From Continuing Operations Before
          Accounting Change                       $  0.61        $  0.54       13.0%        $  2.61       $    2.13         22.5%
      Income/(Loss) From Discontinued Operations  $ (0.01)       $  0.18         #          $  0.42       $    0.66        (36.4%)
      Net Income                                  $  0.60        $  0.72      (16.7%)       $  3.03       $    2.74*        10.6%

   Earnings Per Common Share - Diluted:
      Income From Continuing Operations Before
          Accounting Change                       $  0.60        $  0.53       13.2%        $  2.56       $    2.09         22.5%
      Income/(Loss) From Discontinued Operations
                                                  $ (0.01)       $  0.18         #          $  0.41       $    0.65         (36.9%)
      Net Income                                  $  0.59        $  0.71      (16.9%)       $  2.97       $    2.68*         10.8%

   Average Common Shares Outstanding
      Basic                                         1,232          1,242       (0.8%)         1,233           1,259        (2.0%)
      Diluted                                       1,258          1,270       (1.0%)         1,258           1,285        (2.1%)

   Return on Average Total Shareholders'
      Equity**                                       25.4%          22.0%        -            25.4%            22.0%          -
------------------------------------------------------------------------------------------------------------------------------------

* Reflects a $109 million non-cash pre-tax charge ($71 million after-tax), or $0.05 on a basic per share basis and $0.06 on a diluted per share basis, associated with discontinued operations, relating to the January 1, 2004 adoption of Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1).

** Computed on a trailing 12-month basis using Net Income and Total Shareholders' Equity (including discontinued operations prior to disposal) as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

# Denotes a variance of more than 100%.

         New York - January 23, 2006 - AMERICAN EXPRESS COMPANY today reported fourth quarter income from continuing operations of $751 million, up 12 percent from $669 million a year ago. Diluted earnings per share from continuing operations rose to $0.60, up 13 percent from $0.53 a year ago.
     As previously reported, the Company spun-off or sold certain businesses, including Ameriprise Financial, Inc., in the third quarter of 2005. Including spin-off costs and prior year results for those businesses, net income totaled $745 million in the fourth quarter, down 17 percent from $896 million a year ago. Earnings per share on a diluted basis decreased to $0.59, down 17 percent from $0.71.
     The Company's reported return on equity (ROE) was 25.4 percent, up from
22.0 percent a year ago. Pro forma ROE, which is based on continuing operations, was 31.5 percent. (FOR FURTHER INFORMATION ABOUT PRO FORMA ROE, SEE THE "PRO FORMA ROE" SECTION BELOW.)
     Consolidated revenues rose 9 percent to $6.4 billion, up from $5.9 billion a year ago.
     Consolidated expenses totaled $5.5 billion, up 10 percent from $5.0 billion a year ago.
         "Fourth quarter results from continuing operations met or exceeded our long-term targets for earnings, revenues and, on a pro forma basis, return on equity. Higher spending by affluent consumers, small businesses and corporate Cardmembers more than offset the impact of an industry-wide spike in bankruptcy filings before new legislation went into effect last October," said Kenneth I. Chenault, chairman and chief executive. "We continued to invest aggressively in business building initiatives throughout the Company. New product introductions, a global brand advertising campaign and expanded card acquisition programs helped us to add two million cards-in-force during the last three months. Spending on American Express cards grew 15 percent.
         "Marketing-related spending rose to a record $1.6 billion, and we stepped up our investment in technology platforms during the quarter to support a pipeline that continues to broaden the product choice we offer to customers.

         "While marketing expense was below our earlier estimates, we were able to take full advantage of all the major opportunities we targeted for the quarter and generate results that outpaced our major competitors.
         "In addition, our network business took several major steps forward just before year-end when Citibank began issuing its first American Express-branded cards and we signed partnership agreements with Bank of America and HSBC. The momentum continued with last week's announcement of a similar agreement with GE Consumer Finance. All in all, American Express is entering 2006 in excellent competitive position."
         The quarter's income from continuing operations included substantially higher provisions for loan losses primarily related to the increased bankruptcy petitions mentioned above. Other significant items in the quarter included tax benefits of $60 million primarily related to finalizing state tax returns, and re-engineering costs of $65 million ($42 million after-tax). Significant items in the year-ago period included a $117 million net gain ($76 million after-tax) on the sale of a small business financing unit and a $99 million charge ($64 million after-tax) related to the restructuring of the Company's business travel unit, international banking operations and certain finance functions.
         For the full year, American Express reported income from continuing operations before accounting change of $3.2 billion, up 20 percent from $2.7 billion a year ago. Diluted earnings per share from continuing operations rose to $2.56, up 22 percent from $2.09 a year ago. Net income was $3.7 billion, up 8 percent from $3.4 billion a year ago. Earnings per share on a diluted basis rose to $2.97, up 11 percent from $2.68.


FOURTH QUARTER REVENUES AND EXPENSES

         The increase in quarterly revenues reflected higher discount revenue, up 13 percent as a result of a 15 percent increase in cardmember spending. Average cardmember spending rose 7 percent and total cards-in-force were up

9 percent. The benefits of overall higher cardmember spending were partially offset by a slightly lower average discount rate and the impact of a stronger U.S. dollar. Net finance charge revenue increased 25 percent, driven by a 19 percent growth in average cardmember loan balances.
     Fourth quarter expenses reflected a 34 percent higher provision for losses and benefits, as well as an 11 percent increase in marketing, promotion, rewards and cardmember services.

DISCONTINUED OPERATIONS

     Loss from discontinued operations for the quarter totaled $6 million. The year ago period reflects income from discontinued operations of $227 million primarily related to the results from Ameriprise, which is no longer part of American Express.

SEGMENT RESULTS

         The following discussion of fourth quarter results presents U.S. Card Services segment results on a "managed basis," as if there had been no cardmember lending securitization transactions and to reflect certain tax-exempt investment income as if it had been earned on a taxable basis. In addition, International Card & Global Commercial Services reflects a reclassification of certain foreign exchange services, as revenues on a managed basis. For these business segments, this is the basis used by management to evaluate operations. For further information about managed basis and reconciliation of GAAP and managed information, see the "Managed Basis" section below. The Global Network & Merchant Services, and Corporate & Other segment results below are presented on a GAAP basis.

        U.S. CARD SERVICES reported fourth quarter net income of $411 million, up 13 percent from $363 million a year ago.
        Total revenues for the fourth quarter increased 14 percent to $3.5 billion, reflecting continued strong growth in spending and borrowing on U.S. consumer and small business cards.

         Total expenses increased 15 percent. The provision for losses increased 32 percent, reflecting the impact of the previously mentioned bankruptcies and a higher level of loans outstanding. Marketing, promotion, rewards and cardmember services expenses increased 12 percent, reflecting greater rewards costs and higher marketing and promotion expenses.
         For the full year 2005, U.S. Card Services reported net income of $1.8 billion, up 21 percent from $1.5 billion a year ago.

         INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES reported fourth quarter net income of $241 million, up 30 percent from $184 million a year ago.
         Total revenues for the fourth quarter increased 2 percent over the year-ago period to $2.4 billion. The impact of higher spending and borrowing by Cardmembers was partially offset by a decline in travel commissions and fees.
         Fourth quarter total expenses were essentially unchanged from a year ago. The provision for losses and benefits rose 43 percent due to higher provision rates and volume. This increase was offset by a 6 percent decrease in human resource and other operating expenses, reflecting lower restructuring and re-engineering costs and the benefits of prior re-engineering activities.
         For the full year 2005, International Card & Global Commercial Services reported net income of $934 million, up 19 percent from $781 million a year ago.

         GLOBAL NETWORK & MERCHANT SERVICES reported fourth quarter net income of $159 million, up 19 percent from $134 million a year ago.
         Total revenues for the fourth quarter increased 6 percent over year-ago levels to $745 million. The increase reflects continued strong growth in billed business, offset by the impact of the decline in discount rate, which is largely allocated to this segment and includes costs associated with investments in strategic merchant partnerships.
         Bank partners that issue cards on the American Express network added close to 1 million cards in the quarter. Spending on bank-issued American Express cards increased more than 30 percent from a year ago.

         Total expenses were essentially flat. Marketing and promotion increased 35 percent, primarily reflecting higher company-wide brand-related advertising, offset by a decrease in other operating expenses.
         For the full year 2005, Global Network & Merchant Services reported net income of $564 million, down 2 percent from $574 million a year ago. The decline reflects the cost of an expanded company-wide brand advertising campaign in 2005 and a reduction in merchant-related reserves in 2004.

         CORPORATE & OTHER reported fourth quarter net expenses of $60 million, compared with $12 million a year ago. The year-ago results primarily reflected the benefit of the previously mentioned sale of the Company's small business financing unit. Net expenses for 2005 were $111 million compared with $187 million a year ago. The 2005 results reflect certain tax benefits.

                                      ***

MANAGED BASIS
         For U.S. Card Services, managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statements, respectively. The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Asset securitization is just one of several ways for the Company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. The Company does not currently securitize international loans.
         Irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.
         The managed basis presentation for U.S. Card Services also reflects an increase to interest income recorded to enable management to evaluate tax exempt investments on a basis consistent with taxable investment securities. On a GAAP basis interest income associated with tax exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.
         The managed basis presentation for International Card & Global Commercial Services reflects a foreign exchange services reclassification for revenue earned related to the sale and purchase of foreign currencies as part of the foreign exchange business. On a GAAP basis, these revenues are included with other foreign exchange items that are reflected in other operating expenses. Accordingly, information presented on a managed basis assumes that the amounts earned are included in other revenue with a corresponding increase in other operating expenses.

         The following table reconciles the GAAP-basis U.S. Card Services and International Card & Global Commercial Services income statements to the managed-basis information.

----------------------------------------------------------------------------------------------------------------------------
U.S. Card Services
Selected Financial Information
                                                            Securitization    Tax Equivalent
(preliminary, millions)             GAAP Basis                  Effect            Effect              Managed Basis
                           -------------------------------  ---------------  -----------------  ----------------------------
                                                   %                                                                   %
Quarters Ended                                    Inc/                                                               Inc/
   December 31,                2005      2004    (Dec)      2005     2004     2005      2004      2005       2004    (Dec)
                           ----------  --------  --------  -------  -------  --------  ------    -------  ---------  -------
Revenues:
  Discount revenue, net
    card fees and other     $ 2,397    $ 2,127    12.7%      $ 53    $ 54     $ 56      $ 57    $ 2,506    $ 2,238     11.9%
  Cardmember Lending:
   Finance charge revenue       685        455    50.8        744     621                         1,429      1,076     32.9
    Interest expense            200         96     #          226     132                           426        228     86.8
                           ----------  --------            -------  --------                   ---------  ---------

      Net finance               485        359    35.5        518     489                         1,003        848     18.4
         charge revenue
  Securitization income         295        325    (9.3)      (295)   (325)                            -          -      -
                           ----------  --------            -------  --------  -------  ------  ---------  ---------
        Total revenues        3,177      2,811    13.0        276     218       56        57      3,509      3,086     13.7
                           ----------  --------            -------  --------  -------  ------  ---------  ---------
Expenses:
  Marketing, promotion,
    rewards and cardmember
    services                  1,097        976    12.5         (6)      -                         1,091        976     11.9
  Provision for losses          509        386    31.7        287     218                           796        604     31.7
  Human resources and
   other operating expenses   1,038        950     9.3         (5)      -                         1,033        950      8.9
                           ----------  --------            -------  --------                   ---------  ---------
        Total expenses        2,644      2,312    14.4      $ 276   $ 218                         2,920      2,530     15.5
                           ----------  --------            -------  --------  -------  ------  ---------  ---------
Pretax segment income           533        499     6.6                          56        57        589        556      5.7
Income tax provision            122        136   (11.0)                       $ 56      $ 57    $   178    $   193     (8.1)
                           ----------  --------            -------  --------  -------  ------  ---------  ---------
Segment income              $   411    $   363    13.1
                           ==========  ========

International Card & Global Commercial Services Services
Selected Financial Information

                                                                        Foreign Exchange
                                                                            Services
(preliminary, millions)              GAAP Basis                         Reclassification              Managed Basis
                            ------------------------------           -------------------------------------------------------
                                                    %                                                                 %
Quarters Ended                                    Inc/                                                               Inc/
  December 31,                  2005     2004     (Dec)                2005         2004         2005       2004    (Dec)
                            ---------- --------  ---------           ----------  -----------   --------  ---------  --------
Revenues:
  Discount revenue, net
    card fees and other      $ 2,156    $ 2,103    2.4%                $ 32        $ 42         $ 2,188   $ 2,145       1.9%
  Cardmember Lending:
   Finance charge revenue        278        240   15.6
    Interest expense              94         78   21.1
                            --------   --------
      Net finance charge
         revenue                 184        162   13.0
                            --------   --------                      ------     -------          ------    ------
        Total revenues         2,340      2,265    3.2                   32          42           2,372     2,307       2.7
                            --------   --------                      ------     -------          ------    ------
Expenses:
  Marketing, promotion,
    rewards and cardmember
    services                     321        312    2.2
    Provision for losses
     and benefits                286        199   43.5
  Human resources and other
    operating expenses         1,430      1,518   (5.8)                  32          42           1,462     1,560      (6.3)
                            --------   --------                      ------     -------          ------    ------
        Total expenses         2,037      2,029    0.3                 $ 32        $ 42         $ 2,069   $ 2,071      (0.2)
                            --------   --------                      ------     -------          ------    ------
Pretax segment income            303        236   27.9
Income tax provision              62         52   20.3
                            --------   --------
Segment income               $   241    $   184   30.0
                            ========   ========
----------------------------------------------------------------------------------------------------------------------------

                                      ***

----------------------------------------------------------------------------------------------------------------------------
U.S. Card Services
Selected Financial Information
                                                            Securitization    Tax Equivalent
(preliminary, millions)             GAAP Basis                  Effect            Effect              Managed Basis
                           ------------------------------   ----------------------------------------------------------------
                                                   %                                                                   %
Years Ended                                       Inc/                                                               Inc/
   December 31,                2005      2004    (Dec)      2005     2004     2005      2004      2005       2004    (Dec)
                           ----------  --------  --------  -------  -------  --------  ------    -------  ---------  -------
Revenues:
  Discount revenue, net
    card fees and other     $ 8,897    $ 7,893    12.7%     $ 210   $ 210    $ 226     $ 228    $ 9,333    $ 8,331     12.0%
  Cardmember Lending:
   Finance charge revenue     2,408      1,776    35.6      2,692   2,222                         5,100      3,998     27.6
    Interest expense            616        406    51.6        739     384                         1,355        790     71.4
                           ----------  --------            -------  --------                   ---------  ---------
      Net finance             1,792      1,370    30.8      1,953   1,838                         3,745      3,208     16.8
         charge revenue
  Securitization income       1,260      1,132    11.3     (1,260) (1,132)                            -          -      -
                           ----------  --------            -------  --------  -------  ------  ---------  ---------
        Total revenues       11,949     10,395    14.9        903     916      226       228     13,078     11,539     13.3
                           ----------  --------            -------  --------  -------  ------  ---------  ---------
Expenses:
  Marketing, promotion,
    rewards and cardmember
    services                  3,911      3,325    17.7        (13)    (16)                        3,898      3,309     17.8
  Provision for losses        1,676      1,508    11.1        924     942                         2,600      2,450      6.1
  Human resources and
   other operating expenses   3,763      3,422    10.0         (8)    (10)                        3,755      3,412     10.1
                           ----------  ----------          -------  --------                   ---------  -----------
        Total expenses        9,350      8,255    13.3      $ 903   $ 916                        10,253      9,171     11.8
                           ----------  --------            -------  --------  -------  ------  ---------  ---------
Pretax segment income         2,599      2,140    21.4                         226       228      2,825      2,368     19.2
Income tax provision            765        622    22.9                       $ 226     $ 228    $   991    $   850     16.6
                           ----------  --------                               -------  ------  ---------  ---------
Segment income              $ 1,834    $ 1,518    20.7
                           ==========  ========

----------------------------------------------------------------------------------------------------------------------------

International Card & Global Commercial Services
Selected Financial Information

                                                                        Foreign Exchange
                                                                            Services
(preliminary, millions)              GAAP Basis                         Reclassification              Managed Basis
                            ------------------------------           -------------------------------------------------------
                                                    %                                                                 %
Years Ended                                       Inc/                                                               Inc/
  December 31,                  2005     2004     (Dec)                2005         2004         2005       2004    (Dec)
                            ---------- --------  ---------           ----------  -----------   --------  --------  ---------
Revenues:
  Discount revenue, net
    card fees and other      $ 8,354    $ 7,789    7.2%               $ 135       $ 172         $ 8,489   $ 7,961      6.6%
  Cardmember Lending:
   Finance charge revenue      1,035        907   14.1
    Interest expense             351        267   30.7
                            --------   --------
      Net finance charge
         revenue                684        640    7.2
                            ---------- --------                      ----------  -----------   --------  -----------
        Total revenues         9,038      8,429    7.2                  135         172           9,173     8,601      6.6
                            ---------- --------                      ----------  -----------   --------  -----------
Expenses:
  Marketing, promotion,
    rewards and cardmember
    services                   1,269      1,130   12.2
    Provision for losses
     and benefits              1,023        740   38.1
  Human resources and other
    operating expenses         5,597      5,443    2.9                  135         172           5,732     5,615      2.1
                            ---------- --------                      ----------  -----------   --------  -----------
        Total expenses         7,889      7,313    7.9                $ 135       $ 172         $ 8,024   $ 7,485      7.2
                            ---------- --------                      ----------  -----------   --------  -----------
Pretax segment income          1,149      1,116    3.1
Income tax provision             215        335  (35.3)
                            ---------- --------
Segment income               $   934    $   781   19.5
                            ========== ========

----------------------------------------------------------------------------------------------------------------------------

PRO FORMA ROE
The Company's consolidated return on equity (ROE) is calculated on a trailing 12-month basis using reported net income over average total shareholder's equity (including discontinued operations). The Company also reports pro forma ROE, which is determined on a trailing 12-month basis using income from continuing operations (which excludes discontinued operations) over the average of the month-end shareholders' equity at September 30, 2005 through December 31, 2005. Management believes pro forma ROE is an important measure because it reflects performance of the Company's continuing businesses by excluding the impact of Ameriprise Financial, Inc. and American Express Tax and Business Services, Inc., which were disposed of as of September 30, 2005.

ROE                                    Pro Forma ROE
---------------------------------      ---------------------------------------
Trailing 12-months net income:         Trailing four quarters income from
$3.7 billion                           continuing operations: $3.2 billion

Trailing 12-months average             Average month-end shareholders' equity
total shareholders' equity:            for the quarter ending Dec. 31, 2005:
$14.7 billion                          $10.2 billion

ROE:  25.4%                            Pro forma ROE: 31.5%

                                      ***

              American Express Company (www.americanexpress.com) is a leading global payments, network and travel company founded in 1850.

              Note: The 2005 Fourth Quarter/Full Year Earnings Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss fourth quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (EST) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***

              "INFORMATION RELATED TO FORWARD LOOKING STATEMENTS"

         THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28% TO 30%; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK & MERCHANT SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK & MERCHANT SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK & MERCHANT SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE UNITED STATES AND ABROAD; THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE

SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $350 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS, INCLUDING CHANGES IN TAX LAWS OR REGULATIONS THAT COULD RESULT IN THE ELIMINATION OF CERTAIN TAX BENEFITS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; DEFICIENCIES AND INADEQUACIES IN THE COMPANY'S INTERNAL CONTROL OVER FINANCIAL REPORTING, WHICH COULD RESULT IN INACCURATE OR INCOMPLETE FINANCIAL REPORTING; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AND ITS OTHER REPORTS FILED WITH THE SEC.


                                      ***

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. The information presented herein reflects discontinued

operations presentation for the spin-off of Ameriprise effective as of

September 30, 2005 and certain dispositions, and is revised from previously reported results.



(Preliminary)



                           AMERICAN EXPRESS COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME



(Millions)





                                                        Quarters Ended                            Years Ended

                                                         December 31,                             December 31,

                                                   -----------------------   Percentage     -----------------------     Percentage

                                                      2005         2004       Inc/(Dec)        2005         2004         Inc/(Dec)

                                                   ----------   ----------   ----------     ----------   ----------     ----------


Revenues

  Discount revenue                                 $    3,172   $    2,817         12.6%    $   11,730   $   10,249           14.4%

  Cardmember lending net finance charge

   revenue                                                703          560         25.5          2,580        2,224           16.1

  Net card fees                                           518          491          5.4          2,033        1,909            6.5

  Travel commissions and fees                             435          484        (10.1)         1,780        1,795           (0.8)

  Other commissions and fees                              640          616          4.0          2,456        2,284            7.2

  Securitization income, net                              295          325         (9.2)         1,260        1,132           11.4

  Other investment and interest income                    279          261          6.8          1,055          997            5.8

  Other                                                   395          349         13.3          1,373        1,374           (0.1)

                                                   ----------   ----------                  ----------   ----------

    Total                                               6,437        5,903          9.1         24,267       21,964           10.5

                                                   ----------   ----------                  ----------   ----------

Expenses

  Human resources                                       1,177        1,232         (4.4)         4,829        4,538            6.4

  Marketing, promotion, rewards

      and cardmember services                           1,581        1,420         11.2          5,841        4,965           17.6

  Provision for losses and benefits

       Charge card                                        290          240         21.1          1,038          833           24.7

       Cardmember lending                                 415          296         40.3          1,349        1,130           19.4

       Investment certificates and other                  108           71         52.1            386          301           27.8

                                                   ----------   ----------                  ----------   ----------

       Total                                              813          607         34.1          2,773        2,264           22.5

  Professional services                                   714          647         10.3          2,308        2,141            7.8

  Occupancy and equipment                                 390          379          2.9          1,428        1,353            5.6

  Interest                                                249          222         12.5            920          814           13.1

  Communications                                          115          120         (5.2)           457          474           (3.7)

  Other                                                   439          356         24.2          1,463        1,584           (7.5)

                                                   ----------   ----------                  ----------   ----------

    Total                                               5,478        4,983         10.0         20,019       18,133           10.4

                                                   ----------   ----------                  ----------   ----------

Pretax income from continuing operations

 before accounting change                                 959          920          4.2          4,248        3,831           10.9

Income tax provision                                      208          251        (17.4)         1,027        1,145          (10.4)

                                                   ----------   ----------                  ----------   ----------

Income from continuing operations before

 accounting change                                        751          669         12.2          3,221        2,686           19.9



Income/(Loss) from discontinued operations,

 net of tax                                                (6)         227             #           513          830          (38.2)

                                                   ----------   ----------                  ----------   ----------

Income before cumulative effect of accounting

 change                                                   745          896        (16.9)         3,734        3,516            6.2

Cumulative effect of accounting change                      -            -            -              -          (71)(A)           #

                                                   ----------   ----------                  ----------   ----------

Net income                                         $      745   $      896        (16.9)    $    3,734   $    3,445            8.4

                                                   ==========   ==========                  ==========   ==========




# - Denotes a variance of more than 100%.



(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax)

    associated with discontinued operations related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)



                          AMERICAN EXPRESS COMPANY

                   CONDENSED CONSOLIDATED BALANCE SHEETS



(Billions)





                                                       December 31,    December 31,

                                                           2005            2004

                                                       ------------    ------------


Assets

  Cash and cash equivalents                            $          7      $        8

  Accounts receivable                                            35              32

  Investments                                                    21              22

  Loans                                                          41              34

  Other assets                                                   10              11

  Assets of discontinued operations                               -              87

                                                       ------------    ------------

    Total assets                                       $        114    $        194

                                                       ============    ============



Liabilities and Shareholders' Equity

  Short-term debt                                      $         16    $         14

  Long-term debt                                                 31              33

  Other liabilities                                              56              50

  Liabilities of discontinued operations                          -              81

                                                       ------------    ------------

    Total liabilities                                           103             178

                                                       ------------    ------------



  Shareholders' Equity*                                          11              16

                                                       ------------    ------------

    Total liabilities and shareholders' equity         $        114    $        194

                                                       ============    ============




* Total Shareholders' Equity at December 31, 2004 includes discontinued

  operations reflected in the Company's historical Consolidated Financial

  Statements.

(Preliminary)



                          AMERICAN EXPRESS COMPANY

                              FINANCIAL SUMMARY



(Millions)





                                                        Quarters Ended                            Years Ended

                                                         December 31,                             December 31,

                                                   -----------------------   Percentage     -----------------------     Percentage

                                                      2005         2004       Inc/(Dec)        2005         2004         Inc/(Dec)

                                                   ----------   ----------   ----------     ----------   ----------     ----------


REVENUES

  U.S. Card Services                               $    3,177   $    2,811         13.1%    $   11,949   $   10,395           15.0%

  International Card & Global Commercial

   Services                                             2,340        2,265          3.2          9,038        8,429            7.2

  Global Network & Merchant Services                      745          703          6.0          2,842        2,639            7.8

                                                   ----------   ----------                  ----------   ----------

                                                        6,262        5,779          8.3         23,829       21,463           11.0

  Corporate & Other,

   including adjustments and eliminations                 175          124         44.0            438          501          (13.0)

                                                   ----------   ----------                  ----------   ----------



CONSOLIDATED REVENUES                              $    6,437   $    5,903          9.1     $   24,267   $   21,964           10.5

                                                   ==========   ==========                  ==========   ==========



PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS

  U.S. Card Services                               $      533   $      499          6.6     $    2,599   $    2,140           21.4

  International Card & Global Commercial

   Services                                               303          236         27.9          1,149        1,116            3.1

  Global Network & Merchant Services                      242          211         15.0            870          904           (3.7)

                                                   ----------   ----------                  ----------   ----------

                                                        1,078          946         13.8          4,618        4,160           11.0

  Corporate & Other                                      (119)         (26)            #          (370)        (329)          13.0

                                                   ----------   ----------                  ----------   ----------



PRETAX INCOME FROM CONTINUING OPERATIONS

BEFORE ACCOUNTING CHANGE                           $      959   $      920          4.2     $    4,248   $    3,831           10.9

                                                   ==========   ==========                  ==========   ==========



NET INCOME (LOSS)

  U.S. Card Services                               $      411   $      363         13.1     $    1,834   $    1,518           20.8

  International Card & Global Commercial

   Services                                               241          184         30.0            934          781           19.5

  Global Network & Merchant Services                      159          134         18.7            564          574           (1.9)

                                                   ----------   ----------                  ----------   ----------

                                                          811          681         18.8          3,332        2,873           15.9

  Corporate & Other                                       (60)         (12)            #          (111)        (187)         (41.4)

                                                   ----------   ----------                  ----------   ----------

  Income from continuing operations before

   accounting change                                      751          669         12.2          3,221        2,686           19.9



  Income/(Loss) from discontinued operations,

   net of tax                                              (6)         227             #           513          830          (38.2)

  Cumulative effect of accounting change                    -            -            -              -          (71)(A)           #

                                                   ----------   ----------                  ----------   ----------





NET INCOME                                         $      745   $      896        (16.9)    $    3,734   $    3,445            8.4

                                                   ==========   ==========                  ==========   ==========




# - Denotes a variance of more than 100%.



(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax)

    associated with discontinued operations related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)



                           AMERICAN EXPRESS COMPANY

                         FINANCIAL SUMMARY (CONTINUED)





                                                        Quarters Ended                            Years Ended

                                                         December 31,                             December 31,

                                                   -----------------------   Percentage     -----------------------     Percentage

                                                      2005         2004       Inc/(Dec)        2005         2004         Inc/(Dec)

                                                   ----------   ----------   ----------     ----------   ----------     ----------


EARNINGS PER COMMON SHARE



BASIC

      Income from continuing operations            $     0.61   $     0.54         13.0%    $     2.61   $     2.13           22.5%

      Income/(Loss) from discontinued operations        (0.01)        0.18             #          0.42         0.66          (36.4)%

      Cumulative effect of accounting change                -            -            -              -        (0.05)(A)           #

                                                   ----------   ----------                  ----------   ----------

      Net income                                   $     0.60   $     0.72        (16.7)%   $     3.03   $     2.74           10.6%

                                                   ==========   ==========                  ==========   ==========

      Average common shares outstanding (millions)      1,232        1,242         (0.8)%        1,233        1,259           (2.0)%

                                                   ==========   ==========                  ==========   ==========

DILUTED

      Income from continuing operations            $     0.60   $     0.53         13.2%    $     2.56   $     2.09           22.5%

      Income/(Loss) from discontinued operations        (0.01)        0.18             #          0.41         0.65          (36.9)%

      Cumulative effect of accounting change                -            -            -              -        (0.06)(A)           #

                                                   ----------   ----------                  ----------   ----------

      Net income                                   $     0.59   $     0.71        (16.9)%   $     2.97   $     2.68           10.8%

                                                   ==========   ==========                  ==========   ==========

      Average common shares outstanding (millions)      1,258        1,270         (1.0)%        1,258        1,285           (2.1)%

                                                   ==========   ==========                  ==========   ==========

Cash dividends declared per common share           $     0.12   $     0.12             -    $    0.48    $     0.44            9.1%

                                                   ==========   ==========                  ==========   ==========




                       SELECTED STATISTICAL INFORMATION





                                                        Quarters Ended                            Years Ended

                                                         December 31,                             December 31,

                                                   -----------------------   Percentage     -----------------------     Percentage

                                                      2005         2004       Inc/(Dec)        2005         2004         Inc/(Dec)

                                                   ----------   ----------   ----------     ----------   ----------     ----------


Return on average total shareholders' equity (B)         25.4%        22.0%                       25.4%        22.0%

Common shares outstanding (millions)                    1,241        1,249         (0.7)%        1,241        1,249           (0.7)%

Book value per common share*                       $     8.49   $    12.83        (33.8)%   $     8.49   $    12.83          (33.8)%

Shareholders' equity (billions)*                   $     10.5   $     16.0        (34.3)%   $     10.5   $     16.0          (34.3)%




# - Denotes a variance of more than 100%.



(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax), or

$0.05 on a basic per share basis and $0.06 on a diluted per share basis,

associated with discontinued operations related to the January 1, 2004 adoption of SOP 03-1.



(B) Computed on a trailing 12-month basis using net income and total shareholders' equity (including discontinued operations) as included in the historical Consolidated Financial Statements prepared in accordance with GAAP.



* Total shareholders' equity and book value per common share amounts prior to

September 30, 2005 include discontinued operations reflected in the Company's historical Consolidated Financial Statements.